                             AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED AGREEMENT made as of the 1st day of January,  2005, by and between  OPPENHEIMER GLOBAL FUND (the "Fund"),  and  OPPENHEIMERFUNDS,  INC.
("OFI").

     WHEREAS, the Fund is an open-end, diversified management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company Act"), and OFI is a registered investment adviser;

     WHEREAS,  the  Fund  and  OFI  have  entered  into an  Investment  Advisory
Agreement  dated February 20, 1997 that was approved by the Fund's  shareholders at a meeting held February 20, 1997;

     WHEREAS,  the Fund and OFI agreed,  per  resolutions of the Fund's Board of
Trustees  dated  December 18, 1997 and  December 14, 2000,  to modify the annual management fee rate, and have further  agreed,  per a resolution  dated December
12, 2003 of the Fund's Board of Trustees, to modify the Fund's annual management fee rate;

     NOW, THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

     The  Fund  hereby  employs  OFI and  OFI  hereby  undertakes  to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;  (ii)  any  other  applicable provisions of state or federal law; (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and determinations  of the  Board  of  Trustees  of the  Fund;  (v) the  fundamental
policies  and  investment   restrictions   of  the  Fund  as  reflected  in  its
registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund,  including  the  valuation of any of the Fund's  portfolio  securities which are  either not  registered  for  public  sale or not being  traded on any securities market.

2.    Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the
Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the
Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments for the Fund and the sale of securities and other  investments held in the portfolio of the Fund.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the provisions  of  paragraph  "7" hereof,  OFI may obtain  investment  information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way  limit  or  restrict  OFI or any of its  directors,  officers  or employees  from buying,  selling or trading any  securities for its or their own account or for the account of others for whom it or they may be acting, provided that  such  activities  will  not  adversely  affect  or  otherwise  impair  the performance by OFI of its duties and obligations  under this Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

     (a) OFI shall, at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be  required  to provide effective corporate  administration for the Fund,  including the compilation and maintenance  of such records with respect to its operations as may reasonably be required;  the  preparation  and filing of such reports with respect  thereto as shall be required  by the  Commission;  composition  of  periodic  reports  with respect to its operations for the shareholders of the Fund; composition of proxy materials for meetings of the Fund's  shareholders  and the  composition of such registration  statements as may be required by federal and state securities laws for continuous public sale of shares of the Fund. OFI shall, at its own cost and expense,  also  provide the Fund with  adequate  office  space,  facilities  and equipment.

     (b)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties, or reckless disregard of its obligations and duties under the Agreement,
OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

4.    Allocation of Expenses.

     All other  costs and  expenses  not  expressly  assumed  by OFI under  this
Agreement,  or to be paid by the General  Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes;
(ii)  brokerage  commissions;  (iii)  premiums for fidelity and other  insurance coverage  requisite to its  operations;  (iv)  compensation  and expenses of its
Trustees other than those associated or affiliated with OFI; (v) legal and audit expenses;  (vi) custodian and transfer  agent fees and expenses;  (vii) expenses incident  to the  redemption  of its  shares;  (viii)  expenses  incident to the issuance  of  its  shares  against  payment  therefor  by or on  behalf  of  the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the  registration  under federal and state securities laws of shares of the Fund for public  sale;  (x)  expenses  of printing  and mailing  reports, notices and proxy  materials to  shareholders  of the Fund; (xi) except as noted
above,  all  other  expenses  incidental  to  holding  meetings  of  the  Fund's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise, including  litigation  affecting the Fund and any obligation  which the Fund may have to indemnify its officers and Trustees with respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under common control with OFI,  who may also serve as officers,  Trustees or employees of the
Fund shall not receive any compensation from the Fund for their services.

5.    Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a management fee computed on the aggregate net assets of the Fund as of the close of each business day and payable  monthly at the following annual rates:

      0.80% of the first $250 million of aggregate net assets;
      0.77% of the next $250 million aggregate net assets;
      0.75% of the next $500 million aggregate net assets;
      0.69% of the next $1 billion aggregate net assets;
      0.67% of the next $1.5 billion aggregate net assets;
      0.65% of the next $2.5 billion aggregate net assets;
      0.63% of the next $2.5 billion aggregate net assets;
      0.60% of the next $2.5 billion in aggregate net assets; and
      0.58% of the aggregate net assets in excess of $11 billion.

6.    Use of Name "Oppenheimer."

     OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name  of the  Fund  for the  duration  of this
Agreement  and any  extensions  or renewals  thereof.  Such  license  may,  upon termination  of this  Agreement,  be  terminated by OFI, in which event the Fund shall  promptly  take  whatever  action may be  necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

     (a) OFI is authorized,  in arranging the Fund's portfolio transactions,  to employ or deal with such members of securities or commodities exchanges, brokers or dealers including "affiliated" broker-dealers (as that term is defined in the
Investment  Company  Act)  (hereinafter  "broker-dealers"),  as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the
"best execution"  (prompt and reliable  execution at the most favorable security price  obtainable) of the Fund's  portfolio  transactions  as well as to obtain, consistent with the provisions of  subparagraph  "(c)" of this paragraph "7" the benefit of such  investment  information  or research  as may be of  significant assistance to the performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's  portfolio  transactions  to  broker-dealers  other than
affiliated   broker-dealers,   qualified  to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the Securities  Exchange Act of 1934) for the
Fund and/or other accounts for which OFI and its affiliates exercise "investment discretion"  (as that term is  defined  in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934)  and to  cause  the  Fund to pay  such  broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such  transaction  would have charged for  effecting  that  transaction,  if OFI determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such  broker-dealer,
viewed  in  terms  of  either  that   particular   transaction  or  the  overall
responsibilities  of OFI and its investment  advisory affiliates with respect to the accounts as to which they exercise investment  discretion.  In reaching such determination,  OFI will not be required to place or attempt to place a specific dollar  value  on the  brokerage  and/or  research  services  provided  or being provided by such  broker-dealer.  In demonstrating that such determinations were made in good  faith,  OFI shall be prepared  to show that all  commissions  were allocated  for the purposes  contemplated  by this  Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of its  Board of
Trustees and the provisions of this paragraph "7"

     (e) The Fund recognizes that an affiliated broker-dealer (i) may act as its regular  broker  so long as it is lawful  for it so to act;  (ii) may be a major recipient  of  brokerage  commissions  paid by the Fund;  and  (iii) may  effect portfolio  transactions  for the  Fund  only if the  commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated  by any rule,  regulation  or order  adopted  under the
Investment   Company  Act  for  determining   the  permissible   level  of  such
commissions.

 8.   Duration.

     This Agreement  will take effect on the date first set forth above.  Unless earlier  terminated  pursuant to paragraph 10 hereof,  and this  Agreement  will continue  in effect  from  year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the  majority  of the  trustees  of the  Fund  who  are not  parties  to this
Agreement or "interested  persons" (as defined in the Investment Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority" (as defined in the Investment
Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

     This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice (which notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'
written  notice to OFI (which  notice may be waived by OFI)  provided  that such termination  by the Fund shall be directed or approved by the vote of a majority of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority"  (as defined in the Investment  Company Act) of the  outstanding voting securities of the Fund.

10.   Assignment or Amendment.

     This Agreement may not be amended without the  affirmative  vote or written consent of the holders of a "majority" of the outstanding  voting  securities of the Fund, and shall automatically and immediately  terminate in the event of its
"assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

     OFI  understands  that the obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's property.  OFI represents that it has notice of the provisions  of the  Declaration  of Trust of the  Fund  disclaiming  shareholder liability for acts or obligations of the Fund.

12.   Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner  consistent  with the provisions  and  definitions of the Investment
Company Act.

                              Oppenheimer Global Fund

                              By:   /s/ Robert G. Zack
                                    __________________________________
                                    Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                              By:   /s/ John V. Murphy
                                    __________________________________
                                    John V. Murphy
                                    Chairman, President &
                                    Chief Executive Officer